                                                                    Exhibit 99.1


                                  PRESS RELEASE


AT EPIX MEDICAL                             AT FEINSTEIN KEAN HEALTHCARE
Michael D. Webb, CEO                        Michael Mitchell
Sydney Barrett, Investor Relations          (617) 577-8110
(617) 250-6012




FOR IMMEDIATE RELEASE
September 25, 2001

EPIX AND BRACCO ENTER INTO PATENT LICENSE AGREEMENT

CAMBRIDGE, MA, September 25, 2001 - EPIX Medical, Inc. (Nasdaq: EPIX) announced today that it has granted to Bracco Imaging S.p.A. a worldwide, non-exclusive, royalty-bearing license for use of certain patents in connection with Bracco products, including its proprietary MULTIHANCE(TM) , a contrast agent for magnetic resonance imaging of the liver and central nervous system. MULTIHANCE(TM) is currently for sale in Europe. In May 2000, EPIX granted Schering AG a worldwide, non-exclusive, royalty-bearing license for sale of Eovist, an investigational MRI contrast agent for liver imaging.

The patents, including European patent 222886 and US patents 4899755 and 4880008, are owned by the Massachusetts General Hospital (MGH) and licensed exclusively to EPIX and relate to MRI contrast agents. EPIX Medical will receive Ten Million Dollars ($10,000,000) in upfront payments comprised a license fee, royalties on past sales, pre-payment of future royalties and a contingent license fee based upon marketing approval of MultiHance in the US.

Subsequently, Bracco is withdrawing its oppositions to the patents in the European and Japanese Patent Offices, and the parties have settled ongoing litigation with respect to the patents in Europe.

EPIX Medical is a specialty pharmaceutical company based in Cambridge, MA, engaged in developing targeted contrast agents for MRI. The Company's principal product under development, MS-325, is an investigational new drug designed to enhance MRI. To receive EPIX Medical's latest news and other corporate developments, please visit the EPIX Medical Web site at www.epixmed.com.

THIS NEWS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS BASED ON CURRENT EXPECTATIONS OF THE COMPANY'S MANAGEMENT. SUCH STATEMENTS ARE SUBJECT TO RISKS AND UNCERTAINTIES WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER FROM THOSE PROJECTED, INCLUDING RISKS AND UNCERTAINTIES RELATED TO THE CONDUCT OF, AND RESULTS OBTAINED FROM, OUR CLINICAL TRIALS, OUR DEPENDENCE ON CORPORATE COLLABORATIONS, OUR ABILITY TO DEVELOP MULTIPLE APPLICATIONS FOR OUR PRODUCTS AND TECHNOLOGIES, MARKET ACCEPTANCE OF OUR PRODUCTS, REIMBURSEMENT POLICIES OF THIRD-PARTY PAYORS WITH RESPECT TO OUR PRODUCTS, COMPETITION AND TECHNOLOGICAL CHANGE.

                                      # # #